UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 29, 2016

Commission File Number:  000-28311

Sibling Group Holdings, Inc.
(Exact name of registrant as specified in its charter.)

Texas
(State or other jurisdiction of incorporation or organization)
760270334
(IRS Employer Identification No.)

7380 W. Sand Lake Road, Suite 500, Orlando, Florida 32819
(Address of principal executive offices)

(407) 734-1531
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2016, David W. Saba, Director and Chief Operating Officer notified Sibling Group Holdings, Inc. (the "Company") that he would be resigning as Chief Operating Officer of the Company effective April 5, 2016 to assume a leadership role with Texas Teachers, Inc. Mr. Saba will continue to serve as a director for the Company. Mr. Saba will continue to receive an annual cash retainer of $40,000 and is eligible to receive (i) 350,000 shares of the restricted stock, which will vest immediately once the shares are issued; and (ii) an additional 150,000 shares of the restricted stock for each successive year of service, subject to adjustment by the Board if the price of the Company's common stock rises above $1.00.

The Company's overall strategy is to fully align costs with the Company's existing and projected short-term revenue, as well as create an independent Board of Directors. Mr. Saba's responsibilities will therefore be assumed by existing management, which is consistent with the Company's strategy.

Item 8.01 Other Events.

See Item 5.02 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sibling Group Holdings, Inc.

Date:   March 30, 2016
By:	/s/ Julie Young

Name: Julie Young
Title: Chief Executive Officer